I hereby make, constitute and appoint Ilene Eskenazi, Michael McGawn and Lauren Assaf-Holmes, with full power of substitution and re-substitution, acting jointly or individually, as my true and lawful attorney-in-fact, with full power and authority as described below on behalf of and in my name, place and stead, in my capacity as an officer and/or director of Chipotle Mexican
Grill, Inc. (the ?Company?), to: (1)	take such actions as may be
necessary or appropriate to enable me to submit and file forms, schedules and other documents with the U.S. Securities and
Exchange Commission (?SEC?) utilizing the SEC Electronic Data Gathering and Retrieval (?EDGAR?) system, which actions may include (a) enrolling me in EDGAR Next or any successor filing system and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling me to make filings and submissions
utilizing the EDGAR system; (2)	act as an account administrator
for my EDGAR account, including to (i) appoint, remove and
replace administrators, account users and delegated entities;
(ii) maintain the security of my EDGAR account, including
modifying access codes; (iii) maintain, modify and certify
the accuracy of information on my EDGAR account dashboard;
and (iv) take any other actions contemplated by Rule 10 of
Regulation S-T; (3)	cause the Company to accept a delegation
of authority from my EDGAR account administrators and authorize the Company?s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users
for my EDGAR account; (4)	execute for me and on my behalf,
in my capacity as an officer and/or director of the Company,
Form 3, 4 or 5 relating to the Company in accordance
with Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder and Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended
(the ?Securities Act?); (5)	seek or obtain,
as my representative and on my behalf, information on
transactions in the Company?s securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such person to release any such information to any attorney-in-fact and further
approve and ratify any such release of information; (6)	do and
perform any and all acts for me and on my behalf that may be necessary or desirable to prepare, complete and execute any Form 3, 4 or 5 or Form 144 and any amendments
thereto or other required reports and timely file such forms or reports with the SEC and any stock exchange or similar
authority as considered necessary or advisable under Section
16(a) of the Exchange Act or Rule 144 under the Securities Act;
and (7)	take any other action of any type whatsoever in connection
with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this
Power of Attorney shall be in such form and shall contain
such terms and conditions as such attorney-in-fact may approve in his or her sole discretion. I hereby acknowledges that:
(i) this Power of Attorney authorizes, but does not require, each attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (ii) any documents prepared and/or executed by any attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (iii) neither the Company nor any attorney-in-fact assumes (a) any liability for my responsibility to comply with the requirements of the Exchange Act or the Securities Act, (b) any liability of mine for any failure to comply with such requirements, or (c) any obligation or
liability of mine for profit disgorgement under Section 16(b)
of the Exchange Act; and (iv) this Power of
Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under
Section 16(a) of the Exchange Act.
This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 or
Form 144 with respect to my holdings of and transactions
in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the attorneys-in-fact.
This Power of Attorney supersedes all other powers of
attorney previously executed by me in respect of the subject matter described herein.
IN WITNESS WHEREOF, I have executed this Power of Attorney
as of June 1, 2026.
/s/ Matthew Bush
Name: Matthew Bush